Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 21, 2003 accompanying the financial statements of SinoPharm, Inc. which are included in this Form SB-2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned reports.



                             /s/ Robison, Hill & Co.
                             Robison, Hill & Co
                             Certified Public Accountants
                             Salt Lake City, Utah
                             December 18, 2003